Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-168976 and 333-190766 on Form S-1, Nos. 333-152969 and 333-204492 on Form S-3, and Nos. 333-58199, 333-35758, 333-75594, 333-115622, 333-135907, 333-161448, 333-166892 and 333-193926 on form S-8 of Consumer Portfolio Services, Inc. of our report dated March 10, 2021 relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Crowe LLP

Dallas, Texas

March 10, 2021